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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 BRUKER AXS INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                             39-1908020
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


                            5465 East Cheryl Parkway
                                Madison, WI 53711
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered

            NONE                                            NONE
        -----------                                     -----------


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-66066
---------

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                     ---------------------------------------
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF THE REGISTRANTS' SECURITIES TO BE REGISTERED

         The Registrant is registering shares of Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-66066) that was filed with the Securities and Exchange Commission on July 27, 2001, as amended (the "S-1 Registration Statement"). Reference is made to the sections entitled "Prospectus Summary -- The Offering" and "Description of Capital Stock" in the prospectus forming a part of the S-1 Registration Statement, and all amendments to the S-1 Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such S-1 Registration Statement and all amendments to the S-1 Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instructions to Item 1 of this Form.

ITEM 2.  EXHIBITS

EXHIBIT NO.

    3.1*     Amended and Restated Certificate of Incorporation of the
             Registrant.

    3.2*     Amended and Restated Bylaws of the Registrant.

    4.2* Investor Rights Agreement dated January 16, 2001 between the Registrant and the entities listed therein.

* Incorporated by reference to the Exhibit of the same number to the S-1 Registration Statement of the Registrant, File No. 333-66066, filed with the Securities and Exchange Commission on July 27, 2001.



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          BRUKER AXS INC.


Dated:  November 20, 2001            By:  /s/ MARTIN HAASE
                                          -------------------------------------
                                          Martin Haase
                                          President and Chief Executive Officer


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